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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 ON
FORM 8-K/A TO
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 1999
Date of report (date of earliest event reported)

ANGEION CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-17019	41-1579150
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

350 Oak Grove Parkway, Saint Paul, Minnesota	55127
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

    On December 21, 1999, Angeion Corporation ("Angeion"), completed its acquisition of Medical Graphics Corporation ("Medical Graphics") and Medical Graphics became a wholly-owned subsidiary of Angeion. Angeion filed a Form 8-K on January 5, 2000 to announce the closing of the acquisition. Angeion Corporation is filing this Amendment No. 1 to include the financial statements and pro forma financial information required by Item 7 of Form 8-K.

Item 5.  Other Events

    On March 6, 2000, Angeion announced preliminary unaudited revenues for its recently acquired Medical Graphics subsidiary of approximately $6.0 million and $22.2 million for the three months and twelve months ended December 31, 1999. This compares to revenues of $5.8 million and $20.4 million for the three months and twelve months ended December 31, 1998, respectively. Operating income before interest and taxes for the Medical Graphics subsidiary is expected to be more than $450,000 and $1.3 million for the fourth quarter and year ended December 31, 1999, respectively. Angeion acquired Medical Graphics on December 21, 1999, and these preliminary results reflect Medical Graphics' operations for the entire fourth quarter and year.

    Angeion had no operating revenue for the fourth quarter from its Implantable Cardioverter Defibrillator (ICD) business and expects to report total revenues of $5.2 million from the ICD business for the year ended December 31, 1999. Angeion expects both the fourth quarter and year to show continued operating losses for this business. Angeion expects that there will be additional adjustments in the fourth quarter as a result of its consolidation of the Medical Graphics business, but has not yet determined the effect of these adjustments on its net results or financial position.

    Angeion has largely completed its assimilation of the Medical Graphics business and intends to focus its future efforts primarily on the markets served by and business operations of Medical Graphics and the acquisition and development of future businesses that contribute to shareholder value. Medical Graphics now comprises a majority of the total assets of Angeion and generates a majority of the revenues of Angeion. As a result, Angeion has decided to pursue the license or transfer of its ICD technology and intends to discontinue the ICD product line. Angeion expects the last sales of ICD products to occur during the first half of 2000.

    In 1999, Angeion agreed to grant a non-exclusive license for its ICD technology to Medtronic, Inc., and agreed to grant a non-exclusive license for its ICD technology and to transfer some of its ICD assets to ELA Medical, Inc. Because these transactions were entered into prior to the Medical Graphics acquisition, by their terms they required shareholder approval and consent of the holders of Angeion's 7 1/2% Senior Convertible Notes due 2003.

    The shareholders of Angeion approved these transactions at the 1999 Annual Meeting of Shareholders, which was originally held on December 31, 1999 and adjourned on several occasions. The shareholders approved the transactions on February 4, 2000. The transactions did not receive note holder consent and were not consummated. Due to the Medical Graphics acquisition, however, Angeion has concluded it does not now need shareholder or note holder consent for any future license or transfer of ICD technology

    Angeion has entered into discussions with Medtronic and with ELA Medical to determine if it can structure new transactions that are in the best interests of Angeion and its shareholders. There can be no assurance that Angeion will successfully conclude transactions that are similar to those previously negotiated with either of these entities or enter into transactions with any other third parties to license or transfer the ICD technology.

    Angeion believes that any additional funds it may receive from the license or transfer of its non-Medical Graphics assets will strengthen Angeion's financial position and its ability to manufacture and sell medical device products.

    In a related matter, on February 22, 1999, Angeion announced that on February 17, 2000, the Honorable Marilyn Brown Rosenbaum, Judge of Hennepin Country District Court in Minneapolis issued an Order granting Angeion's motion for Summary Judgment in connection with a lawsuit brought by U.S. Bank National Association on behalf of holders of Angeion's 7 1/2% Senior Convertible Notes due 2003. The Court dismissed all claims of the plaintiff, U.S. Bank, with prejudice, ruling that certain transactions by Angeion in 1999 did not constitute a sale of all or substantially all of the assets under the Indenture covering the notes, and that, therefore, note holders were not entitled to prepayment of their notes.

Item 7.  Financial Statements and Exhibits

  (a)
  Financial Statements of Business Acquired

  1.
  Independent Auditors' Report;

  2.
  Consolidated Balance Sheets as of September 30, 1999, December 31, 1998 and December 31, 1997;

  3.
  Consolidated Statements of Operation for the years ended December 31, 1998, 1997 and 1996 and the nine months ended September 30, 1999 and 1998;

  4.
  Consolidated Statement of Shareholders' Equity for the years ended December 31, 1996, 1997, and 1998 and the nine months ended September 30, 1999;

  5.
  Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1997, 1998 and the nine months ended September 30, 1999 and 1998; and

  6.
  Notes to Consolidated Financial Statements.

  (b)
  Pro Forma Financial Information

  1.
  Pro Forma Combined Balance Sheet at September 30, 1999;

  2.
  Pro Forma Combined Statement of Operations for nine months ended September 30, 1999.

  3.
  Pro Forma Combined Statement of Operations for the year ended December 31, 1998;

  (c)
  Exhibits

  99.1
  News Release dated February 22, 2000, announcing Court ruling on lawsuit and adjournment of shareholder meeting.

  99.2
  News Release dated March 6, 2000, announcing preliminary financial results.

SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date:  March 6, 2000

                      ANGEION CORPORATION
                      (Registrant)

                      By /s/ Richard E. Jahnke

                      Richard E. Jahnke
                       President and Chief Executive Officer
                      (principal executive officer)

INDEPENDENT AUDITORS' REPORT

Shareholders and Board of Directors
Medical Graphics Corporation

    We have audited the accompanying consolidated balance sheets of Medical Graphics Corporation and Subsidiary (the Company) as of December 31, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Medical Graphics Corporation and Subsidiary at December 31, 1998 and 1997 and the results of their operations and cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
April 14, 1999
Minneapolis, Minnesota

MEDICAL GRAPHICS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

		December 31
	September 30, 1999
		1998	1997
	(unaudited)
ASSETS
Current Assets:
Cash	$117		$387
Accounts receivable, less allowance for doubtful accounts of $136, $118, and $164, respectively	4,569	$5,263	3,890
Inventories (Notes 1 and 2)	5,549	4,917	4,800
Prepaid expenses and other current assets	120	155	272

Total current assets	10,355	10,335	9,349
Equipment and Fixtures (Notes 1 and 3)	4,111	4,092	4,072
Less accumulated depreciation	3,844	3,574	3,110

Equipment and fixtures, net	267	518	962
Software Production Costs, less accumulated amortization of $1,473, $1,212, and $855, respectively (Note 1)	586	566	602
Other Assets	1	7	13

	$11,209	$11,426	$10,926

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,058	$2,975	$2,261
Accounts payable financed with vendors—current (Note 1)	408	769	1,145
Note payable (Note 8)	3,595	3,291	2,254
Employee compensation	739	517	786
Deferred service contract revenue	900	870	896
Warranty reserve	339	374	414
Other liabilities and accrued expenses	407	327	675

Total current liabilities	8,446	9,123	8,431
Long-Term Accounts Payable Financed with Vendors (Note 1)		48	807
Commitments and Contingencies (Notes 7 and 12)
Shareholders' Equity (Notes 1, 9, and 10):
Class A convertible common stock, par value $.05 per share; 500,000 shares authorized, liquidation preference of $3.38 per share, 444,000 issued and outstanding, convertible into 1,500,000 shares of common stock	22	22	22
Common stock, par value $.05 per share; authorized 24,500,000 shares; issued and outstanding 5,651,000, 5,608,000, and 4,453,000, respectively	283	280	223
Additional paid-in capital	15,775	15,738	13,652
Retained deficit	(13,317)	(13,785)	(12,209)

Total shareholders' equity	2,763	2,255	1,688

	$11,209	$11,426	$10,926

See notes to consolidated financial statements.

MEDICAL GRAPHICS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Nine Months Ended September 30,		Years Ended December 31,
	1999	1998	1998	1997	1996
	(unaudited)
Revenues (Note 4):
Equipment and supplies sales	$14,684	$13,257	$18,503	$17,485	$18,278
Service revenue	1,444	1,423	1,946	1,688	2,011

Total revenues	16,128	14,680	20,449	19,173	20,289
Cost of Goods Sold	8,674	9,015	12,441	11,969	14,330

Gross Margin	7,454	5,665	8,008	7,204	5,959
Operating Expenses:
Selling and marketing	3,761	4,275	5,653	6,282	8,186
General and administrative	1,670	1,470	1,927	2,228	4,469
Research and development	1,136	1,207	1,550	1,867	2,762
Infrequent charges (Note 5)	—	—	—	1,738	200

Total operating expenses	6,567	6,952	9,130	12,115	15,617

Income (Loss) From Operations	887	(1,287)	(1,122)	(4,911)	(9,658)
Other (Expense) Income:
Interest expense	(419)	(312)	(454)	(329)	(189)
SensorMedics settlement, net of settlement costs (Note 1)					1,438
Gain on sale of assets (Note 1)				128

Income (Loss) Before Income Taxes	468	(1,599)	(1,576)	(5,112)	(8,409)
Income Tax Benefit (Note 6)					48

Net Income (Loss)	$468	$(1,599)	$(1,576)	$(5,112)	$(8,361)

Net Income (Loss) per Share of Common Stock (Note 1):
Basic	$.07	$(.28)	$(0.26)	$(1.15)	$(2.19)

Diluted	$.06	$(.28)	$(0.26)	$(1.15)	$(2.19)

Weighted Average Common Shares Outstanding:
Basic	7,128	5,646	6,015	4,449	3,818

Diluted	7,246	5,646	6,015	4,449	3,818

See notes to consolidated financial statements.

MEDICAL GRAPHICS CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (in thousands)

	Class A Common Stock
			Common Stock
					Additional Paid-in Capital	Retained Deficit
	Shares	Amount	Shares	Amount			Total
Balance at December 31, 1995			3,745	$188	$9,858	$1,264	$11,310
Net loss						(8,361)	(8,361)
Common stock issued upon exercise of stock options			67	3	228		231
Common stock issued under Employee Stock Purchase Plan			27	1	74		75

Balance at December 31, 1996			3,839	192	10,160	(7,097)	3,255
Net loss						(5,112)	(5,112)

Class A stock issued in a private sale, net of issuance costs	444	$22			1,434		1,456
Common stock issued to Chairman of Board of Directors			45	2	100		102
Common stock issued in a private sale, net of issuance costs			545	28	1,384		1,412
Common stock issued under Employee Stock Purchase Plan			24	1	66		67
Warrants issued in conjunction with development and implementation of cost reduction plan (Note 5)					508		508

Balance at December 31, 1997	444	22	4,453	223	13,652	(12,209)	1,688
Net loss						(1,576)	(1,576)
Common stock issued under Employee Stock Purchase Plan			20	1	44		45
Common stock issued in private sales, net of issuance costs (Note 9)			1,096	54	1,916		1,970
Common stock issued to a former employee			15	1	44		45
Common stock issued upon exercise of stock options			3		8		8
Common stock issued to directors			21	1	74		75

Balance at December 31, 1998	444	22	5,608	280	15,738	(13,785)	2,255
Net income (unaudited)						468	468
Common stock issued under Employee Stock Purchase Plan (unaudited)			24	2	17		19
Common stock issued to directors (unaudited)			19	1	20		21

Balance at September 30, 1999 (unaudited)	444	$22	5,651	$283	$15,775	$(13,317)	$2,763

See notes to consolidated financial statements.

MEDICAL GRAPHICS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,		Years Ended December 31,
	1999	1998	1998	1997	1996
	(unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$468	$(1,599)	$(1,576)	$(5,112)	$(8,361)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	270	450	511	579	765
Amortization	261	264	357	287	276
Common stock issued to directors and former officers in lieu of compensation			120
Common stock and warrants issued in conjunction with the development and implementation of a cost reduction plan (Note 5)				610
Changes in operating assets and liabilities:
Accounts receivable	694	(267)	(1,373)	924	4,368
Inventory	(632)	(463)	(117)	2,393	(1,033)
Prepaid expenses and other assets	41	83	123	(72)	431
Accounts payable and accrued expenses	(1,024)	(956)	(788)	(683)	3,111
Warranty reserve	(35)	(40)	(40)	(149)	323
Deferred service contract revenue	30	(8)	(26)	(92)	(168)

Net cash provided by (used in) operating activities	73	(2,536)	(2,809)	(1,315)	(288)
Cash Flows from Investing Activities:
Capital expenditures	(19)	(23)	(67)	(215)	(884)
Software production costs	(281)	(256)	(321)	(417)	(345)

Net cash used in investing activities	(300)	(279)	(388)	(632)	(1,229)
Cash Flows from Financing Activities:
Borrowings under line of credit agreement	17,343	17,303	22,483	18,682	1,725
Repayments under line of credit agreement	(17,039)	(17,044)	(21,446)	(19,828)
Net proceeds from issuance of common stock	40	2,169	1,773	2,935	306

Net cash provided by financing activities	344	2,428	2,810	1,789	2,031

Increase (Decrease) in Cash	117	(387)	(387)	(158)	514
Cash at Beginning of Year		387	387	545	31

Cash at End of Year	$117	$—	$—	$387	$545

See notes to consolidated financial statements.

MEDICAL GRAPHICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE NINE MONTHS ENDED

SEPTEMBER 30, 1999 AND 1998 (unaudited)

1.  DESCRIPTION OF BUSINESS, LIQUIDITY, AND SIGNIFICANT ACCOUNTING POLICIES

    Business—Medical Graphics designs and produces innovative noninvasive diagnostic systems for the prevention, early detection, and cost-effective treatment of heart and lung disease. In addition, Medical Graphics purchases noninvasive sleep diagnostic systems from a third party.

    Liquidity—Medical Graphics' working capital requirements for 1998 were met principally through amounts borrowed on Medical Graphics' line of credit (see Note 8), the issuance of common stock under private sales to investors (see Note 9), and credit arrangements made with Medical Graphics' vendors during the first quarter 1997. This vendor credit consisted of Medical Graphics entering into financing arrangements with certain vendors that provided for payment of outstanding balances in equal monthly installments for up to 36 months. The remaining amounts due under these vendor agreements are payable in the amount of $769,000 and $48,000 in 1999 and 2000, respectively. The balances outstanding at December 31, 1998 that will be paid after December 31, 1999 have been classified as long-term accounts payable financed with vendors.

    In addition, Medical Graphics incurred net losses of $1,576,000, $5,112,000, and $8,361,000 for the years ended December 31, 1998, 1997, and 1996, respectively. Management plans to generate profitable operations by increasing revenues, improving gross margins, and controlling expenses. There can be no assurance Medical Graphics will be able to generate profitable operations in the future.

    Consolidation—The financial statements include the accounts of Medical Graphics and its wholly owned subsidiary, Medical Graphics Corporation, GmbH (MGCG). All intercompany transactions have been eliminated. The operations of MGCG were terminated early in 1997 in accordance with an exit plan adopted in the fourth quarter of 1996 (see Note 5).

    Unaudited Consolidated Financial Statements—The consolidated financial statements as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 are unaudited. In the opinion of management, such unaudited consolidated financial statements include all adjustments, consisting of only normal, recurring accruals, necessary for a fair presentation thereof. The results of operations for any interim period are not necessarily indicative of the results of operations for the year.

    Inventories—Inventories are valued at the lower of cost or market determined by the first-in, first-out method.

    Equipment and Fixtures—Equipment and fixtures are stated at cost. Medical Graphics provides for depreciation using straight-line and accelerated methods at rates designed to amortize the cost of equipment and fixtures over their estimated useful lives.

    Software Production Costs—Software production costs are capitalized once technological feasibility has been established and all research and development activities for other components of the product are completed. Capitalized software production costs are amortized over three years using the straight-line method.

    Revenue Recognition—Sales are recorded by Medical Graphics when products are shipped or services are provided to the customer. An accrual is recorded for estimated warranty costs.

    Deferred Service Contracts—Amounts billed to customers under service contracts are deferred and recognized as income over the term of the agreement, and costs are recognized as incurred.

    Income Taxes—Income taxes are recorded under the liability method. Deferred income taxes are recorded to reflect the tax consequences in future years of differences between the basis of assets and liabilities for income tax and for financial reporting purposes using enacted tax rates in effect during the year in which the differences are expected to reverse. Deferred tax asset valuation allowances are recorded to reduce deferred tax assets to the amount expected to be realized.

    Other Income (Expense)—In 1997, Medical Graphics sold certain assets of its asthma line of business for approximately $144,000, which resulted in a gain of $128,000.

    During 1995, Medical Graphics was awarded a judgment of $4.35 million, related to a patent infringement suit against a competitor. The judgment was to be paid over an eight-year period. Medical Graphics received $975,000 after related legal costs during 1995. Medical Graphics recorded the gain as cash was received due to uncertainty regarding the ultimate collectibility of the judgment. During 1996, the competitor was acquired by a third party and pursuant to the terms of the settlement agreement, Medical Graphics received the net present value of the remaining payments, $1,438,000 after paying related legal costs.

    Fair Value of Financial Instruments—Cash, accounts receivables, accounts payable, note payable, and accrued expenses are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

    Basic and Diluted Net Loss Per Share—In 1997, Medical Graphics adopted Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share. Basic net loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding during each year. For purposes of this calculation, the convertible Class A common shares are assumed to have been converted. Common equivalent shares from stock options and warrants to purchase 1,697,000, 1,342,000, and 915,000 shares of common stock at a range of $1.00 to $8.67, $1.92 to $10.00, and $3.00 to $10.00 were outstanding during 1998, 1997, and 1996, respectively, but are excluded from the computation of dilutive net loss per share as their effect is antidilutive. Therefore, basic and dilutive net loss per share amounts are equal for each of the periods presented.

    Sales and Segment Information—Medical Graphics manufactures and sells its products to customers in the medical field and operates in only one business segment. Medical Graphics grants its customers credit in connection with sales of its products. It performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Medical Graphics requires irrevocable letters of credit on sales to certain foreign customers. Receivables generally are due within 30 days for domestic customers. Credit losses relating to customers have consistently been within management's expectations. Export sales to foreign countries, primarily in Europe and the Pacific Rim, accounted for 13%, 18%, and 27% of total sales in 1998, 1997, and 1996, respectively.

    Use of Estimates—The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from the estimates.

    Impairment of Long-Lived Assets—Medical Graphics records losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. To the extent long-lived assets are considered impaired, such assets are adjusted to their estimated fair values with fair value determined by the present value of discounted future cash flows or, to the extent such long-lived assets are held for sale, the estimated sales proceeds less costs of disposal.

    Accounting Pronouncement—In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, which changes the way public companies report information about operating segments. SFAS No. 131, which is based on the management approach to segment reporting, establishes requirements to report selected segment information and to report entitywide disclosures about products and services, major customers, and material countries in which the entity holds assets and reports revenue. Medical Graphics adopted SFAS No. 131 in 1998. Medical Graphics operates within a single operating segment.

    Comprehensive Earnings (Loss)—Comprehensive earnings (loss) is a measure of all nonowner changes in shareholders' equity and includes such items as net earnings, certain foreign currency translation items, minimum pension liability adjustments, and changes in the value of available-for-sale securities. In 1998, 1997, and 1996, comprehensive earnings (loss) for Medical Graphics was the same as net earnings (loss) as reported.

    Reclassifications—Certain reclassifications have been made to the 1997 financial statements to conform to the classifications used in 1998. These reclassifications had no effect on previously reported net loss or shareholders' equity.

2.  INVENTORIES

    Medical Graphics inventories consisted of the following components (in thousands):

		December 31
	September 30, 1999
		1998	1997
Purchased components and work-in-process	$3,303	$2,941	$3,164
Finished goods	2,246	1,976	1,636

	$5,549	$4,917	$4,800

3.  EQUIPMENT AND FIXTURES

    At December 31, Medical Graphics' equipment and fixtures consisted of the following (in thousands):

	1998	1997
Building improvements	$742	$733
Computer equipment	1,548	1,491
Manufacturing equipment	933	933
Furniture and fixtures	869	915

Total equipment and fixtures, at cost	4,092	4,072
Less accumulated depreciation	3,574	3,110

	$518	$962

4.  GEOGRAPHIC INFORMATION

    Medical Graphics manages its business on the basis of one reportable segment. See Note 1 for a brief description of Medical Graphics' business. As of December 31, 1998, Medical Graphics had operations established in various countries throughout the world. Medical Graphics is exposed to the risk of changes in social, political, and economic conditions inherent in foreign operations, and Medical Graphics' results of operations are affected by fluctuations in foreign currency exchange rates. In no single country outside the United States did operations account for more than 10% of Medical Graphics' net sales for 1998, 1997, and 1996. Net sales by geographic area are presented by attributing revenues from external customers on the basis of where the products are sold. Medical Graphics does not maintain significant assets in foreign countries.

    Net sales by geographic area (in thousands):

	1998	1997	1996
United States	$17,770	$15,637	$14,863
International	2,679	3,536	5,426

	$20,449	$19,173	$20,289

MEDICAL GRAPHICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE NINE MONTHS ENDED

SEPTEMBER 30, 1999 AND 1998 (unaudited)

5.  INFREQUENT CHARGES

  Germany:

    During December 1996, the Board of Directors approved closing Medical Graphics' sales and marketing subsidiary in Germany and authorized implementation of a restructuring plan. Medical Graphics recorded a $550,000 charge to operations in the fourth quarter of 1996 related to expected exit costs of the German office. Of this total, $250,000 was recorded as cost of goods sold, $100,000 was recorded in general and administrative expenses, and the remainder as an infrequent charge, primarily related to future lease payments. During 1997, Medical Graphics recorded an additional $150,000 infrequent charge for severance to seven employees in its subsidiary in Germany. The change in estimated liabilities in 1998 was due to several employees leaving earlier than anticipated and a revision in the expected ultimate lease payments.

    The following table shows the activity related to severance and exit costs of the German office (in thousands):

Balance—January 1, 1996	$—
Provision	150

Balance—December 31, 1996	150
Provision	150
Payments	(200)

Balance—December 31, 1997	100
Provision	—
Payments	(40)
Change in estimate	(60)

Balance—December 31, 1998	$—

  Domestic:

    During 1997, Medical Graphics implemented certain domestic cost-cutting strategies that resulted in $1,588,000 of infrequent charges, substantially all of which were paid in 1997. Approximately $1,012,000 of these charges were for professional services incurred in connection with the development and implementation of the cost-cutting strategies. Included in these costs was approximately $530,000 relating to the issuance of the stock and warrants. Medical Graphics granted the former chairperson of Medical Graphics a warrant to purchase 195,000 shares of common stock at a price of $2.67 per share in exchange for certain consulting services to the Company. The warrant expires on March 31, 2000. Medical Graphics also issued 45,000 shares of common stock and granted a warrant to purchase 225,000 shares of common stock at a price of $2.25 per share to an individual for services provided in connection with the development and implementation of the cost reduction plan. This warrant expires on March 31, 2002. In addition, Medical Graphics paid approximately $243,000 to the company where this individual is president in connection with certain investment banking and consulting services. This individual also was elected the chairman of the Board of Directors. The value for the warrants was estimated using the Black-Scholes option-pricing model, and the value for the common stock was calculated using the closing price of the stock on the day it was granted.

    The remaining $575,000 was severance costs related to the termination of various employees. The following table shows the activity related to the domestic severance charges (in thousands):

Balance—January 1, 1997	$—
Provision	576
Payments	(511)

Balance—December 31, 1997	65
Payments	(65)

Balance—December 31, 1998	$—

    These costs included payments of cash and stock to 26 employees and cash and warrants paid to the former president and chairperson of the Board of Directors.

6.  INCOME TAXES

    Significant components of the income tax benefit are as follows:

	1998	1997	1996
Current:
Federal	$—	$—	$(28)
State	—	—	(20)
Deferred	—	—	—

Income tax benefit	$—	$—	$(48)

    Significant components of Medical Graphics' deferred tax assets and liabilities at December 31 are as follows (in thousands):

	1998	1997
Allowance for bad debts	$42	$58
Inventory reserve	69	69
Warranty reserve	133	147
Other reserve		63
Vacation accrual	36	48
Deferred service contract revenue	58	60
Valuation allowance	(338)	(445)

Total current	—	—
Inventory capitalization	15	3
Capitalized software and patents	(201)	(214)
Net operating loss and tax credit carryforwards	4,635	3,806
Valuation allowance	(4,449)	(3,595)

Total noncurrent	—	—

Net deferred tax assets	$—	$—

    Reconciliations of Medical Graphics' expected income tax benefits computed at the U.S. federal statutory tax rate to the income tax benefits recorded are as follows (in thousands):

	1998	1997	1996
Income tax benefit at statutory rate	$(552)	$(1,789)	$(2,926)
Increase in deferred tax asset valuation allowance	747	1,139	2,615
Utilization of net operating loss carryforward related to IRS audit adjustments for 1994 and 1993		613
Foreign tax loss			172
Other	(195)	37	91

	$—	$—	$(48)

    As of December 31, 1998, Medical Graphics had federal net operating loss carryforwards of $12,290,000 that expire from 2002 through 2012. The Internal Revenue Service has examined Medical Graphics' income tax returns through December 31, 1995. Total income taxes paid were $6,000, $24,000, and $26,000 in 1998, 1997, and 1996, respectively.

7.  LEASES

    Medical Graphics leases office and manufacturing facilities, automobiles, and various office accessories. The building lease expires in 2002, at which time Medical Graphics has an option to renew the lease for an additional four years. Medical Graphics has the option to purchase the building at the end of each lease expiration period at the building's fair market value.

    Future minimum lease payments under noncancelable operating leases with remaining terms of one year or more consisted of the following at December 31, 1998 (in thousands):

Year ending December 31:
1999	$397
2000	367
2001	357
2002	172

$1,293

    Rent expense for the years ended December 31, 1998, 1997, and 1996 was $420,000, $490,000, and $494,000, respectively.

8.  NOTE PAYABLE TO BANK

    In March 1997, Medical Graphics obtained a new credit agreement with Norwest Business Credit, Inc. (Norwest) that provides for total borrowings, based on available collateral as defined, of up to $4,100,000, at the discretion of Norwest, and expires March 31, 2000. The credit line allows Medical Graphics to borrow up to 80% of eligible domestic accounts receivable, 40% of eligible domestic inventory (not to exceed $1,500,000), and 90% of eligible foreign accounts receivable. Medical Graphics' accounts receivable and inventories secure total borrowings outstanding under the credit agreement. The credit agreement contains certain restrictive covenants, including maintenance of minimum net worth (as defined), earnings requirements, and debt service requirements as well as limitations on capital expenditures and payment of dividends.

    Borrowings under the line of credit bear interest at the Norwest "base" rate plus 4.0% (11.75% at December 31, 1998). The "base" rate is equal to the interest rate publicly announced by Norwest Bank Minnesota, National Association from time to time as its "base" rate. The line of credit contains a minimum monthly interest charge of $15,000. In addition, Medical Graphics granted to Norwest a three-year warrant to purchase 93,750 shares of the Company's common stock at an exercise price of $2.25 per share. The value of this warrant ($73,000) is being amortized to interest expense over the term of the line of credit. The warrant contained antidilution provisions and, as a result of Medical Graphics' September 1998 issuance of common stock, the warrant exercise price decreased to $1.00 per share and the shares issuable under the warrant increased to 210,937 shares.

    Medical Graphics had outstanding borrowings of $3,291,000 and $2,254,000 at December 31, 1998 and 1997, respectively, and at December 31, 1998 had additional borrowing availability of $744,000. Total cash paid for interest was $454,000, $329,000, and $167,000 for the years ended December 31, 1998, 1997, and 1996, respectively. Medical Graphics amended its line of credit agreement in June and November 1997 as well as March, August, and September 1998. As of December 31, 1998, Medical Graphics was in technical default of its minimum net income and minimum debt service coverage ratio covenants. These technical defaults were waived through an amendment to the line of credit agreement on March 29, 1999.

9.  CAPITAL STOCK

    In June 1998, Medical Graphics distributed a three-for-two stock split effected in the form of a stock dividend. All share and per share data have been adjusted to reflect this stock split.

    In March 1997, Medical Graphics' Board of Directors authorized 500,000 shares of a new class of convertible stock (Class A stock). The Class A stock has voting rights. Each share was originally convertible into 1.5 shares of common stock. Medical Graphics issued 444,000 shares of the new class of stock receiving net proceeds of $1,456,000. These shares have a liquidation preference of $3.38 per share, aggregating $1,500,000 at December 31, 1998.

    In October 1997, Medical Graphics' Board of Directors authorized the issuance of additional common stock in a private sale to investors. On November 10, 1997 Medical Graphics agreed to sell up to 1,096,000 shares of Medical Graphics' common stock at a price of $2.75 per share. The investors purchased 545,000 shares for $1,500,000 (less costs of issuance of $88,000) on November 10, 1997 and 545,000 shares for $1,500,000 (less costs of issuance of $31,000) in January and February of 1998.

    In September 1998, Medical Graphics' Board of Directors authorized the issuance of additional common stock in a private sale to investors. On September 30, 1998 the investors purchased 550,000 shares for $550,000 (less costs of issuance of $49,000).

    Medical Graphics' Class A stock contained antidilution provisions. As a result of the September 1998 offering, 444,000 shares of class A stock are now convertible into 1,500,000 shares of common stock.

10.  STOCK OPTION PLANS, EMPLOYEE STOCK PURCHASE PLAN, AND 401(k) PLAN

    Medical Graphics has an Employee Incentive Stock Option Plan under which a total of 1,350,000 shares have been reserved for issuance, with 276,000 shares remaining reserved and unissued at December 31, 1998. Options are generally issued at prices not less than the fair market value at the date of grant and become exercisable over a one- to five-year period. Also, under the option plan, nonqualified options have been issued to an officer and certain nonemployees. These options become exercisable over a one- to ten-year period following the date of grant.

    Medical Graphics also has a Nonemployee Director Compensation Plan, which provides for the granting of nonqualified options for up to 675,000 shares of common stock to nonemployee members of the Board of Directors as well as the Chairman of the Board. Under the plan, an option to purchase 15,000 shares of common stock will be granted automatically when an eligible director is first elected to the Board of Directors of Medical Graphics. An option to purchase 2,250 shares (4,500 shares for the Chairman of the Board) will be granted automatically following each board meeting personally attended by each director, not to exceed 13,500 shares (27,000 shares for the Chairman of the Board) per director annually. An option to purchase 750 shares will be granted automatically following each board committee meeting personally attended by each director, not to exceed 2,250 shares per director annually. The option exercise price per share will not be less than the fair market value of the common stock on the date of grant. All options granted under the plan become exercisable one year after the date of grant.

    A summary of option activity is as follows (in thousands except per share amounts):

	Employee Incentive Stock Options Outstanding	Weighted Average Exercise Price	Nonqualified Stock Options Outstanding	Weighted Average Exercise Price
Balance at December 31, 1995	332	$4.41	347	$5.03
Granted	143	3.91	247	3.68
Exercised	(67)	3.00
Canceled or expired	(84)	5.67	(3)	2.00

Balance at December 31, 1996	324	4.09	591	4.48
Granted	400	2.46	312	2.43
Canceled or expired	(246)	4.19	(554)	4.45

Balance at December 31, 1997	478	2.68	349	2.69
Granted	263	1.20	294	2.34
Exercised	(3)	2.87
Canceled or expired	(238)	2.38	(14)	4.84

Balance at December 31, 1998	500	$1.96	629	$2.43

Exercisable at December 31, 1997	124	$3.17	214	$2.71

Exercisable at December 31, 1998	200	$2.53	333	$2.51

    Medical Graphics' Employee Stock Purchase Plan (the ESP Plan), a qualified plan pursuant to Internal Revenue Code Section 423, became effective in May 1993. The ESP Plan gives eligible employees an opportunity to purchase Medical Graphics' common stock, through payroll deductions not exceeding 15% of eligible compensation, at a per share price of 85% of the lesser of the fair value on the first day or the last day of each six-month purchase period. The six-month purchase periods begin on July 1 and January 1 of each year. Participating employees may purchase a maximum of 5,000 shares during each purchase period and no more than $25,000 of fair value of stock in each calendar year. A total of 300,000 shares has been authorized for issuance under the ESP Plan. Shares issued under the ESP Plan in 1998, 1997, and 1996 were 20,000, 24,000, and 27,000 shares, respectively. The ESP Plan will terminate on January 1, 2003, unless extended by the Board of Directors.

    In 1996, Medical Graphics adopted SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected to continue following the accounting guidance of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, for measurement and recognition of stock-based transactions with employees. No compensation cost has been recognized for options issued under the stock option plans, because the exercise price of all options granted was at least equal to the fair value of the common stock on the date of the grant. Had compensation costs for the stock options issued to certain directors and employees and common stock issued under the ESP Plan been determined at the grant date, based on the fair value provisions of SFAS No. 123, Medical Graphics' 1998, 1997, and 1996 pro forma net loss would have been ($2,058,000), ($5,535,000), and ($8,593,000), respectively, and basic and dilutive net loss per share would have been ($.34), ($1.24), and ($2.25), respectively.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; a risk-free interest rate of 4.7%, 6.5%, and 6.1% in 1998, 1997, and 1996, respectively; an expected life of 5, 7, and 10 years in 1998, 1997, and 1996, respectively; and expected volatility of 47%, 54%, and 44% in 1998, 1997, and 1996, respectively. The weighted average fair value of options issued in 1998, 1997, and 1996 was $0.80, $1.66, and $2.21, respectively.

    Substantially all employees of Medical Graphics may participate in a defined contribution plan established under the provisions of Section 401(k) of the Internal Revenue Code. The plan generally provides for a contribution by the employee of up to 15% of their gross earnings with a 25% matching contribution by the Company on the first 6% of gross earnings. Medical Graphics did not contribute to the plan in 1998 and expensed contributions to the plan of approximately $12,000 and $62,000 in 1997 and 1996, respectively.

11.  RELATED-PARTY TRANSACTIONS

    A former officer and director of Medical Graphics is the president of ErgometRx Corporation. ErgometRx Corporation possesses certain proprietary information and prototype hardware relating to an exercise bike used for stress testing and physical exercise. The Company has obtained an exclusive license to manufacture and sell products utilizing this proprietary information in certain markets under a five-year royalty agreement. Under this agreement, Medical Graphics paid no royalties for 1998 or 1997, and $40,000 in 1996.

    An officer/Chairperson of the Board of Directors of Medical Graphics who resigned in March 1997 is also the president of e-med.OnCall, Inc. During 1996, the Chairperson began a transition from Medical Graphics to e-med.OnCall, Inc. As part of this transition, Medical Graphics transferred equipment with a net book value of approximately $75,000 to a new office for the Chairperson and paid certain administrative expenses in the amount of approximately $60,000 with respect to that office. This office also serves as the office for e-med.OnCall, Inc. All such amounts were recorded as administrative expense during 1996.

    The current Chairman of the Board of Directors is the president of Manchester. As part of the cost reduction plan in 1997, the Board of Directors engaged Manchester to provide investment banking and management consulting services to Medical Graphics. Fees aggregating $120,000 and $265,000 for 1998 and 1997, respectively, were paid to Manchester for those services. In addition, Medical Graphics was paid $10,000 for administrative services that were provided to Manchester.

12.  LITIGATION

    Medical Graphics is a defendant in various claims and litigation which are incidental to its business. Management is of the opinion that certain of these matters are covered by insurance and that ultimate settlement of these matters will not have a material impact on its consolidated financial statements.

Unaudited Pro Forma Combined Financial Statements

    The following unaudited pro forma combined financial statements give effect to the merger with Medical Graphics as of September 30, 1999 and for the nine months and year ended September 30, 1999 and December 31, 1998, respectively. The unaudited pro forma financial statements have been prepared on the basis of assumptions described in the notes thereto. The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what the financial position or results of operations for the Company would actually have been had the transactions occurred on the dates specified or to project the financial position or results of operations for the Company at any future date or for any future periods. The unaudited pro forma financial statements should be read in conjunction with the respective financial statements of the Company and the related notes thereto.

Pro Forma Combined Balance Sheet

September 30, 1999

(in thousands)

			Pro forma
	Actual Angeion	Actual Medical Graphics
			adjustments		combined
Assets
Current assets:
Cash	$27,072	$117	$(16,600	)(1)	$10,589
Accounts receivable, net	666	4,569			5,235
Inventories	226	5,549			5,775
Prepaid expenses and other current assets	1,225	120			1,345

Total current assets	29,189	10,355	(16,600)		22,944

Property and equipment, net	1,885	267			2,152
Goodwill			2,000	(1)	2,000
Purchased technology			11,837	(1)	11,837
Investment in joint venture, net	1,527				1,527
Other assets	1,658	587			2,245

	$34,259	$11,209	$(2,763)		$42,705

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable	$301	$2,466			$2,767
Line of credit	0	3,595			3,595
Other accrued expenses	1,407	2,385			3,792

Total current liabilities	1,708	8,446	0		10,154
Long-term debt	20,198				20,198

Shareholders' equity (deficit):
Common stock, $.01 par value. Authorized 7,500,000 shares; issued and outstanding 4,009,109 shares at September 30, 1999	40	305	(305	)(1)	40
Additional paid-in capital	128,679	15,775	(15,775	)(1)	128,679
Cumulative translation adjustment	(8)				(8)
Accumulated deficit	(116,358)	(13,317)	13,317	(1)	(116,358)

Total shareholders' equity (deficit)	12,353	2,763	(2,763)		12,353

	$34,259	$11,209	$(2,763)		$42,705

Pro forma footnote:

(1)
To record the merger with Medical Graphics, Amounts allocated to goodwill and purchased technology are preliminary estimates.

Pro Forma Combined Statements of Operations

Nine Months Ended September 30, 1999

(in thousands except per share amounts)

		Pro forma
						Pro forma
	Actual Angeion	ICD business		after discontinuance	Actual Medical Graphics
						adjustments	combined
Net sales	$5,175	$(5,175	)(1)	$—	$16,128		$16,128
Cost of goods sold	10,988	(10,988	)(1)	0	8,674		8,674

Gross margin	(5,813)	5,813		0	7,454	0	7,454

Operating Expenses:
Selling, general and administrative	4,235	(3,785	)(1)	450	5,431	963 (2)	6,844
Research and development	6,372	(6,372	)(1)	0	1,136		1,136
Restructuring	4,504	(4,504	)(1)	0			0

	15,111	(14,661)		450	6,567	963	7,980

Operating income (loss)	(20,924)	20,474		(450)	887	(963)	(526)

Other income (expense):
Equity in net loss of joint venture	(1,695)	1,695	(1)	0	0		0
Other income	30,570			30,570	0		30,570
Interest, net	(1,082)			(1,082)	(419)		(1,501)

	27,793	1,695		29,488	(419)	0	29,069

Income before taxes	6,869	22,169		29,038	468	(963)	28,543
Provision for taxes	171			171			171

Net income from continuing operations	6,698	22,169		28,867	468	(963)	28,372
Loss from discontinued operations		(22,169)		(22,169)			(22,169)

Net income	$6,698	$—		$6,698	$468	$(963)	$6,203

Net income (loss) per common share—basic:
Continuing operations	$1.68			$7.23			$7.11
Discontinued operations	—			(5.55)			(5.55)
Net income	1.68			1.68			1.55
Net income (loss) per common share—diluted:
Continuing operations	1.25			4.81			4.74
Discontinued operations	—			(3.56)			(3.56)
Net income	1.25			1.25			1.17
Weighted average common shares outstanding
Basic	3,992,324			3,992,324			3,992,324
Diluted	6,225,106			6,225,106			6,225,106

Pro forma footnotes:

(1)
To reflect discontinuance of the ICD business.

(2)
To record amortization of goodwill and purchased technology on the merger with Medical Graphics. Amounts allocated to goodwill and purchased technology are preliminary. Accordingly, amortization amounts and timing of recognition are subject to change. For pro forma purposes, goodwill and purchased technology are being amortized over 20 years and 10 years, respectively.

Pro Forma Combined Statements of Operations

Year Ended December 31, 1998

(in thousands except per share amounts)

		Pro forma
						Pro forma
	Actual Angeion	ICD business		after discontinuance	Actual Medical Graphics
						adjustments	combined
Net sales	$4,567	$(4,567	)(1)	$—	$20,449		$20,449
Cost of goods sold	12,394	(12,394	)(1)	0	12,441		12,441

Gross margin	(7,827)	7,827		0	8,008	0	8,008

Operating Expenses:
Selling, general and administrative	7,186	(6,586	)(1)	600	7,580	1,284 (2)	9,464
Research and development	21,637	(21,637	)(1)	0	1,550		1,550

	28,823	(28,223)		600	9,130	1,284	11,014

Operating loss	(36,650)	36,050		(600)	(1,122)	(1,284)	(3,006)

Other income (expense):
Equity in net loss of joint venture	(2,779)	2,779	(1)	0			0
Other income	2,050			2,050			2,050
Interest, net	(1,459)			(1,459)	(454)		(1,913)

	(2,188)	2,779		591	(454)	0	137

Net loss from continuing operations	(38,838)	38,829		(9)	(1,576)	(1,284)	(2,869)
Loss from discontinued operations	0	(38,829	)(1)	(38,829)			(38,829)

Net loss	$(38,838)	$—		$(38,838)	$(1,576)	$(1,284)	$(41,698)

Net loss per common share:
Continuing operations	$(11.23)			$(0.01)			$(0.83)
Discontinued operations	—			(11.22)			(11.22)
Net loss	(11.23)			(11.23)			(12.05)
Weighted average common shares outstanding	3,459,507			3,459,507			3,459,507

Pro forma footnotes:

(1)
To reflect discontinuance of the ICD business.

(2)
To record amortization of goodwill and purchased technology on the merger with Medical Graphics. Amounts allocated to goodwill and purchased technology are preliminary. Accordingly, amortization amounts and timing of recognition are subject to change. For pro forma purposes, goodwill and purchased technology are being amortized over 20 years and 10 years, respectively.

QuickLinks

  Item 2. Acquisition or Disposition of Assets
  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES
  Pro forma footnote: